Exhibit 99.2

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT: Julie P. Whalen EVP, Chief Financial Officer (415) 616-8524 Gabrielle L. Rabinovitch VP, Investor Relations (415) 616-7727

PRESS RELEASE

Williams-Sonoma, Inc. increases quarterly dividend by $0.02, or 6%, to $0.35 per common share

San Francisco, CA, March 18, 2015 — Williams-Sonoma, Inc. (NYSE: WSM) announced today that its Board of Directors has authorized a 6% increase in the company’s quarterly cash dividend.

The quarterly cash dividend will be increased from $0.33 to $0.35 per common share and is payable on May 28, 2015 to shareholders of record as of the close of business on April 24, 2015. The indicated annual cash dividend, subject to capital availability, is $1.40 per common share.

Laura Alber, President and Chief Executive Officer, remarked, “Today, we are very pleased to announce that our Board has authorized a $0.02, or 6%, increase in our quarterly dividend to $0.35 per share. Our decision today to increase the dividend is based on the ongoing strong performance we have seen in our business and our commitment to maintain our dividend payout ratio at 35 – 40% of net income. We remain committed to returning capital to our shareholders through dividend payments and the continuation of our multi-year share repurchase authorization announced in January 2013, and we remain confident in the cash-generating power of our multi-channel, multi-brand business model.”

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to our indicated annual cash dividend and share repurchases, our ability to generate cash and our outlook for the future.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q4 14 and as audited year-end financial statements are prepared; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2014, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and 601 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines.

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